Exhibit 10.61

First Amendment to
Credit Agreement
This First Amendment to Credit Agreement (this “Amendment”) is entered into as of December 17, 2012, among Power Integrations, Inc., a Delaware corporation (“Borrower”), Union Bank, N.A. (“Union Bank”), Wells Fargo Bank, National Association (“Wells Fargo”) and Wells Fargo Bank, National Association, as administrative agent (“Agent”).
Recitals
Whereas Borrower, Union Bank, Wells Fargo and Agent are party to that certain Credit Agreement, dated as of July 5, 2012 (as amended prior to the date hereof, the “Existing Credit Agreement” and, as further amended from time to time, the “Credit Agreement”);
Whereas the parties hereto have agreed to certain changes in the terms and conditions set forth in the Existing Credit Agreement and have agreed to amend the Existing Credit Agreement to reflect such changes;
Now, therefore, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Existing Credit Agreement shall be amended as follows; provided that nothing contained herein shall terminate any security interests, guaranties, subordinations or other documents in favor of Agent, all of which shall remain in full force and effect unless expressly amended hereby:
Section 1.    Definitions. Each capitalized term used but not otherwise defined herein has the meaning assigned to it in the Existing Credit Agreement.
Section 2.    Amendments to Credit Agreement. Upon the effectiveness of this Amendment in accordance with Section 3 hereof, the Existing Credit Agreement is hereby amended as follows:
(a)    Section 4.9(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(a)    Minimum Liquidity not less than $75,000,000.00 at all times, measured on a consolidated basis at each fiscal quarter end.
As used herein, the term “Minimum Liquidity” means the sum of unrestricted cash, unrestricted short‑term and long‑term marketable securities and Revolver Availability.
As used herein, the term “Revolver Availability” means the lesser of (i) the difference between the Line of Credit minus the Outstanding Amount of all Line of Credit Advances minus the Outstanding Amount of all Letter of Credit Obligations and (ii) $25,000,000.00.
Section 3.    Conditions Precedent. This Amendment, including, without limitation the amendments to the Existing Credit Agreement contained herein, shall become effective as of the date first set forth above (the “Effective Date”) upon satisfaction of all of the conditions set forth in this Section 3 to the satisfaction of Bank:

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(a)    Agent shall have received each of the following, duly executed and delivered by each of the applicable parties thereto:
(i)    this Amendment;
(ii)    such other documents as Agent may require under any other Section of this Amendment; and
(b)    No Default or Event of Default, shall have occurred and be continuing.
(c)    Borrower shall have paid all fees and expenses owing to Agent, Wells Fargo or Union Bank under the Existing Credit Agreement as of the Effective Date, including, without limitation, all fees owing under Section 1.5 of the Existing Credit Agreement and reasonable attorneys' fees expended or incurred by Agent, Wells Fargo or Union Bank in connection with the negotiation and execution of this Amendment.
Section 4.    Interpretation. Except as expressly amended pursuant hereto, the Existing Credit Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. This Amendment and the Existing Credit Agreement shall be read together, as one document. The Recitals hereto, including the terms defined therein, are incorporated herein by this reference and acknowledged by Borrower to be true, correct and complete.
Section 5.    Representations, Warranties and Covenants. Borrower hereby remakes all representations and warranties contained in the Existing Credit Agreement and reaffirms all covenants set forth in the Credit Agreement as of the date of this Amendment. Borrower further certifies that as of the date of this Amendment there exists no Default or Event of Default.
Section 6.    Further Assurances. Borrower will make, execute, endorse, acknowledge, and deliver any agreements, documents, or instruments, and take any and all other actions, as may from time to time be reasonably requested by Agent to effect, confirm, or further assure or protect and preserve the interests, rights, and remedies of Agent and Lenders under the Credit Agreement and the other Loan Documents.
Section 7.    Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Delivery of an executed counterpart of a signature page of this Amendment by telefacsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.
Section 8.    Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California.

In witness whereof, the parties hereto have caused this Amendment to be executed as of the date first written above.

Borrower:		Agent:

Power Integrations, Inc.,		Wells Fargo Bank,
a Delaware corporation		National Association

By:	/s/ Balu Balakrishnan	By:	/s/ Anthony W. White
Name:	Balu Balakrishnan	Name:	Anthony W. White
Title:	CEO	Title:	VP
Lenders:

Wells Fargo Bank,
National Association

By:	/s/ Anthony W. White
Name:	Anthony W. White
Title:	VP

Union Bank, N.A.

By:	/s/ Michael J. McCutchin
Name:	Michael J. McCutchin
Title:	Vice President

Letter of Credit Issuer:

Wells Fargo Bank,
National Association

By:	/s/ Anthony W. White
Name:	Anthony W. White
Title:	VP